                           STOCK PURCHASE AGREEMENT


        This Agreement is dated as of January 16, 1997, by and between Holiday Gander Acquiring L.L.C., Inc. ("Holiday") and GS Capital Partners, L.P. ("GS"), Stone Street Fund 1993, L.P., Bridge Street Fund 1993, L.P., Stone Street Fund 1994, L.P. and Bridge Street Fund 1994, L.P. (collectively, the "Sellers").


                                   RECITALS
                                   --------

        A. Each Seller is the holder of the number of shares of Gander Mountain, Inc. Series A Redeemable, Cumulative, Convertible, Exchangeable Preferred Stock, $0.10 par value (the "Stock") set forth opposite such Seller's name on the signature pages hereto.

        B. Gander Mountain, Inc. and its subsidiaries, GRS, Inc. and GMO, Inc. (collectively, the "Debtors"), are Chapter 11 debtors-in-possession under the jurisdiction of the United States Bankruptcy Court for the Eastern District of Wisconsin (the "Bankruptcy Court") in cases 96-26478-RAE, 96-26479-RAE and 96-26480-RAE, respectively. The Debtors have filed a Second Amended Joint Plan of Reorganization, dated December 16, 1996 (the "Plan"), which is scheduled for a confirmation hearing in Milwaukee, Wisconsin on January 23, 1997. The Plan provides, among other things, for a sale of the Debtors' assets to Holiday and cancellation of all outstanding equity interests in exchange for certain payments to the holders. GS has filed certain objections to confirmation of the Plan.

        C. Holiday has offered to purchase, and each Seller is willing to sell, the Stock on the terms and conditions set forth below.


                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Holiday and each Seller agrees as follows:

        1. Each Seller represents and warrants that it is the holder of the number of shares of Stock set forth opposite such Seller's name on the signature pages hereto.

        2. On the "Effective Date" of the Plan (as defined therein), or any modified plan of reorganization for the Debtors acceptable to Holiday and GS, each Seller shall sell and assign, and Holiday shall purchase and accept, without recourse and without representations or warranties of any kind, except as specifically contained in this Agreement, all of such Seller's right, title and interest in and to the Stock owned by it.

        3. The aggregate purchase price to be paid by Holiday to the Sellers for the Stock shall be EIGHT HUNDRED FIFTY THOUSAND DOLLARS AND NO/100 ($850,000.00) (the "Purchase Price"), in immediately available funds, which funds shall be wired transferred to the account of, or for the benefit of, each Seller (or its designee) as follows:

        Chase Manhattan Bank, N.A., ABA#021-000-021
        For the account of Goldman, Sachs & Co.
        Account No. _________

Each Seller acknowledges that receipt of the Purchase Price shall constitute payment in full for the Stock and that Holiday, upon payment of the Purchase Price, shall be entitled to any distribution made on account of the Stock under the Plan, or any modified plan. In the event a distribution is made to any Seller, as holder of record on the "Confirmation Date," such Seller shall promptly remit the distribution to Holiday. Notwithstanding the foregoing, nothing herein shall assign, transfer or otherwise affect any other claims of the Sellers as reflected on the Debtors' schedules or any timely filed Proof of Claim filed in the Bankruptcy Court.

        4. Each Seller represents and warrants that it has good title to the Stock owned by it, and that its interest will be transferred free and clear of any security interests, liens or other encumbrances, and that it has the right and authority to sell the Stock owned by it. GS further represents that it has filed a ballot as a holder of a "Class Six" interest under the Plan accepting the Plan and that it will, prior to the hearing on confirmation of the Plan, withdraw its objections to confirmation of the Plan.

        5. Each Seller agrees to execute and deliver such additional documents of assignment or endorsement as Holiday may reasonably request to carry out the terms and conditions of this Agreement.

        6. This Agreement contains the complete agreement of the parties with respect to the purchase and sale of the Stock. This Agreement may not be modified or amended except by a writing signed by the parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        7.  This Agreement may be executed in counter-parts.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly authorized and executed as of January 16, 1997.


HOLIDAY GANDER ACQUIRING L.L.C.


By  /s/
   -----------------------------
       Its Assistant Secretary
       ------------------------


GS CAPITAL PARTNERS, L.P.                             Number of Shares
                                                      ----------------
        By:  GS Advisors, L.P., general partner
             of GS Capital Partners, L.P.
                                                           170,000
        By:  GS Advisors, Inc. general partner
             GS Advisors, L.P.


By:  /s/
    ---------------------------
    Name
    Title


STONE STREET FUND 1993, L.P.

        By:  Stone Street Resource Corp.,
             its general partner                             7,089

By: /s/
   -----------------------------
   Name:
   Title:


BRIDGE STREET FUND 1993, L.P.

        By:  Stone Street Resource Corp.,
             its managing general partner
                                                             7,911
By: /s/
   -----------------------------
   Name:
   Title:

STONE STREET FUND 1994, L.P,

        By:  Stone Street Funding Corp,
             its general partner                             7,327

By: /s/
   -------------------------------
   Name
   Title

BRIDGE STREET FUND 1994, L.P.

        By:  Stone Street Funding Corp.,
             its managing general partner                    7,673

By: /s/
   -------------------------------
   Name:
   Title: